As filed with the Securities and Exchange Commission on December 12, 2025.

Registration No. 333-290245

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3

to

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMATUHI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8399	39-3087053
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

AMATUHI HOLDINGS, INC.

Nisseki Yokohama Building, 10th Floor

1-1-8, Sakuragichō, Naka Ward,

Yokohama-shi, Kanagawa, Japan 231-0062

Telephone: +81-45-263-8670

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Law Offices of T. J. Jesky

205 N. Michigan Ave., Suite 810

Chicago, IL 60601-5902

Telephone: 312-894-1030

Email: tj@jeskylaw.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Law Offices of T. J. Jesky 205 N. Michigan Ave., Suite 810 Chicago, IL 60601-5902 Telephone: 312-894-1030 Email: tj@jeskylaw.com	Cavas S. Pavri Jeffrey Kennedy ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 Tel: (202) 857-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Amatuhi Holdings, Inc. is filing this Amendment No. 3 (“Amendment”) to its Registration Statement on Form S-1 (File No. 333-290245) (the ‘‘Registration Statement”) as an exhibits-only filing to file the consent of Assentsure PAC filed herewith as Exhibit 23.3 in order to update the consent previously filed with the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the consent filed herewith as Exhibit 23.3. The prospectus is unchanged and therefore has been omitted from this filing.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Exhibit	Filed and Incorporated by Reference Herein:
1.1**	Form of Underwriter Agreement
2.1	Share Exchange Agreement	Exhibit 2.1 to Form S-1 filed on Sept 15, 2025
3.1	Articles of Incorporation, filed with the Secretary of State of Delaware	Exhibit 3.1 to Form S-1 filed on Sept 15, 2025
3.2	Amended Articles of Incorporation	Exhibit 3.2 to Form S-1 filed on Sept 15, 2025
3.3	Certificate of Ownership and Merger	Exhibit 3.3 to Form S-1 filed on Sept 15, 2025
3.4	Bylaws in effect	Exhibit 3.4 to Form S-1 filed on Sept 15, 2025
5.1	Opinion of Legal Counsel	Exhibit 5.1 to Form S-1 filed on Sept 15, 2025
10.1*	Form of Indemnification Agreement between the Resistant and its directors
21.1*	List of Subsidiaries of Amatuhi Holdings, Inc.
23.1	Consent of Independent Registered Public Accounting Firm	Exhibit 23.1 to Form S-1 filed on Sept 15, 2025
23.2	Consent of Law Offices of T. J. Jesky (included in Exhibit 5.1)	Exhibit 23.2 to Form S-1 filed on Sept 15, 2025
23.3	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature page)	Exhibit 24.1 to Form S-1 filed on Sept 15, 2025
107	Filing Fee Table	Exhibit 107 to Form S-1 filed on Sept 15, 2025

*	Previously filed
**	To be filed by amendment

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Yokohama, Japan, on this December 12, 2025.

AMATUHI HOLDINGS, INC.

By:	/s/ Tatsuma Yoshida
Tatsuma Yoshida
Chief Executive Officer and Director

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1A has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Tatsuma Yoshida	Chief Executive Officer and	December 12, 2025
Tatsuma Yoshida	Director (principal executive officer)

*	Chief Administrative Officer, Executive

/s/ Yoshihito Artia	Chief Financial Officer, Principal Accounting Officer	December 12, 2025
Yoshihito Arita	and Director, Principal Financial Officer

/s/ Chika Kawazoe	Independent Director	December 12, 2025
Chika Kawazoe

By:	/s/ Tatsuma Yoshida
Tatsuma Yoshida
Attorney-in-fact*

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